INTERNAL REVENUE SERVICE                DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508                           Employer Identification Number:
CINCINNATI, OH  45201                            13-3295276
                                        DLN:
Date:                                            17007262136007
                                        Person to Contact:
FORTUNE BRANDS INC                               CINDY PERRY
C/O EDWARD P SMITH                      Contact Telephone Number:
CHADBOURNE & PARKE LLP                           (513) 241-5199
30 ROCKEFELLER PLAZA                    Plan Name:
NEW YORK, NY  10112                              DC PLAN OF FORTUNE BRANDS,
                                                 INC. AND PARTICIPATING
                                                 OPERATING COMPANIES
                                        Plan Number:  001

Dear Applicant:

                  We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

                  Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

                  The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

                  This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

                  This determination is subject to your adoption of the proposed amendments submitted in your letter dated December 2 1997. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

FORTUNE BRANDS INC



                  This determination letter is applicable for the amendment(s) adopted on June 19 1997.

                  This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

                  This plan satisfies the minimum coverage requirements on the basis of the average benefit test in section 410(b)(2) of the Code.

                  This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a general test described in the regulations.

                  This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

                  Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

FORTUNE BRANDS INC



                  The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

                  We have sent a copy of this letter to your representative as indicated in the power of attorney.

                  If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                     Sincerely yours,



                                                     District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum

                  This letter considers the amendments required by Tax Reform Act of 1986 except as otherwise specified in this letter.